Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED JANUARY 31, 2015
Minot, ND – March 12, 2015 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and year-to-date ended January 31, 2015.
For the three month period ended January 31, 2015, as compared to the same period of the prior fiscal year:
•	Revenues increased to $72.9 million from $68.4 million, an increase of 6.6%.
•	Total expenses decreased by approximately $1.0 million, or (1.9)%, in the three months ended October 31, 2014 compared to the three months ended October 31, 2013, from $51.8 million to $50.8 million.
•
FFO increased to $23.4 million on 135 million weighted average shares and units outstanding, from $22.7 million on 128 million weighted average shares and units outstanding ($.17 per share and unit for both periods).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $5.5 million compared to approximately $624,000 in the same period of the prior fiscal year.

For the nine month period ended January 31, 2015, as compared to the same period of the prior fiscal year:
•	Revenues increased to $212.4 million from $199.3 million, an increase of 6.6%..
•	Total expenses increased by approximately $7.4 million, or 5.0%, in the nine months ended January 31, 2015 compared to the nine months ended January 31, 2014, from $147.6 million to $155.0 million.
•
FFO increased to $64.6 million on 134 million weighted average shares and units outstanding, from $62.4 million on 126 million weighted average shares and units outstanding ($.48 per share and unit compared to $.49 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $4.7 million compared to $6.7 million of Net Income Available to Common Shareholders in the same period of the prior fiscal year.

Significant Events and Transactions during the third quarter of fiscal year 2015:
•
A total of 473 apartment units placed in service at the following development projects:  Commons at Southgate in Minot, North Dakota; Red 20 in Minneapolis, Minnesota; Cypress Court II in St. Cloud, Minnesota; Arcata in Golden Valley, Minnesota and Renaissance Heights in Williston, North Dakota. The 4,998-square foot Minot Wells Fargo Bank retail property placed in service in Minot, North Dakota.

•
The announcement that the Company is exploring the calendar year 2015 disposition of substantially all of its office and retail properties, in an update to its current strategic plan, under which the Company has been directing new investments primarily toward multi-family residential and healthcare properties.

•	The disposition of an office property in Maple Grove, Minnesota and a retail property in Fargo, North Dakota for sales prices totaling $10.0 million.
IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "We are pleased to report another strong quarter which has resulted in AFFO dividend coverage looking back four quarters, which is one quarter ahead of our previously announced timing for dividend coverage.  As we noted in our press release on January 23, 2015, we are moving ahead with our plan to explore the disposition of our office and retail portfolios to condense our property segments to focus primarily on continued growth in our multi-family residential and healthcare segments. We believe this will provide our shareholders a healthier and more predictable income stream, enhancing the value of the company. Our strong results in the quarter are driven by the strength of our multi-family residential portfolio, in particular the new development projects that have come online in that segment, which are stabilizing with returns exceeding our projections. During the nine months ended January 31, 2015 we placed in service 798 units from our multi-family development pipeline, reducing our exposure to development overall. With the continued solid operating results that we achieved in the quarter, we are confident we have a strengthening portfolio and we are excited to focus our energy on our strongest performing segments, multi-family and healthcare. We consider these quarterly results a good indicator that the plan we articulated previously is working, and that we will be able to maintain momentum in our portfolio repositioning."
______________________________
1The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by approximately $303,000, or 0.7%, during the three-month period ended January 31, 2015, compared to the same period one year ago. Non-same-store properties, primarily our new multi-family residential developments, provided for an increase of $1.3 million; however, NOI from same-store properties3 decreased by approximately $973,000, primarily attributable to increases in real estate tax expense in our multi-family residential segment.
NOI from all properties increased by $4.6 million, or 3.7%, during the nine month period ended January 31, 2015, compared to the same period one year ago.  Non-same-store properties, primarily our new multi-family residential developments, provided for a $5.1 million increase, while same-store NOI for the nine months ended January 31, 2015 decreased by approximately $510,000.  Same-store real estate revenue increased by $1.9 million; however, the increase was offset by an increase in real estate expenses of $2.4 million. The increase in expenses was primarily due to an increase in real estate taxes of $919,000 and increased insurance expenses of $451,000, both caused by an increase in property valuations in our markets.
Same-store occupancy as of January 31, 2015 compared to January 31, 2014 increased in our multi-family residential segment, decreased in  our office, healthcare and retail segments, and remained stable in our industrial segment. The decreased occupancy in the retail segment on a same-store basis was primarily due to the non-renewal of three leases at three of our retail properties for a total of approximately 94,000 square feet. Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.
Occupancy Levels on a Same-Store Property and All Property Basis:
	Same-Store Properties(a)		All Properties
	As of January 31,		As of January 31,
Segments	Fiscal 2015	Fiscal 2014	Fiscal 2015	Fiscal 2014
Multi-Family Residential	94.0%	92.8%	91.3%	91.8%
Office	84.1%	84.5%	81.9%	80.4%
Healthcare	95.8%	96.4%	95.8%	96.4%
Industrial	100.0%	100.0%	100.0%	86.2%
Retail	83.5%	87.7%	83.8%	86.9%

(a)	Non-same-store properties consist of the following properties (re-development and in-service development properties are listed in bold type):
Multi-Family Residential -
Arcata, Golden Valley, MN; Colonial Villa, Burnsville, MN; Commons at Southgate, Minot, ND; Cypress Court I and II, St. Cloud, MN;  Dakota Commons, Williston, ND; Homestead Garden, Rapid City, SD; Landing at Southgate, Minot, ND; Northridge, Bismarck, ND; Pinecone Villas, Sartell, MN;  Red 20, Minneapolis, MN; Renaissance Heights, Williston, ND; River Ridge, Bismarck, ND; Silver Springs, Rapid City, SD and Southpoint, Grand Forks, ND.
Total number of units, 1,870.

	Healthcare -	Spring Creek Fruitland, Fruitland, ID. Total rentable square footage, 39,500.
	Industrial -	Roseville 3075 Long Lake Road, Roseville, MN. Total rentable square footage, 17,750.
	Retail -	Minot Wells Fargo Bank, Minot, ND. Total rentable square footage, 4,998.

Held for Sale -	Office -
2030 Cliff Road, Eagan, MN; Burnsville Bluffs II, Burnsville, MN; Northgate II, Maple Grove, MN; Plymouth I, Plymouth, MN; Plymouth II, Plymouth, MN; Plymouth III, Plymouth, MN; Plymouth IV-V, Plymouth, MN; Southeast Tech, Eagan, MN; Thresher Square, Minneapolis, MN and Whitewater Plaza, Minnetonka, MN.
Total rentable square footage, 526,469.

	Healthcare -	Jamestown Medical Office Building, Jamestown, ND. Total rentable square footage, 45,222.
	Retail -	Weston Walgreens, Weston, WI. Total rentable square footage, 14,820.

Total NOI for held for sale properties for the three months ended January 31, 2015 and 2014, respectively, $940 and $743.
Total NOI for held for sale properties for the nine months ended January 31, 2015 and 2014, respectively, $2,695 and $2,272.

Sold -	Multi-Family Residential -	Lancaster, St. Cloud, MN.
	Office -	Dewey Hill Business Center, Edina, MN; Northgate I, Maple Grove, MN and Wirth Corporate Center, Golden Valley, MN.
	Industrial -	Eagan 2785 & 2795 Hwy 55, Eagan, MN.
	Retail -	Fargo Express Community, Fargo, ND; Kalispell Retail Center, Kalispell, MT and Weston Retail, Weston, WI..

Total NOI for sold properties for the three months ended January 31, 2015 and 2014, respectively, $65 and $270.
Total NOI for sold properties for the nine months ended January 31, 2015 and 2014, respectively, $751 and $771.

______________________________
[2]	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
[3]	Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, and properties sold or classified as held for sale), and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for office, healthcare, industrial and retail properties.

Acquisitions, Development Projects Placed in Service and Dispositions
During the third quarter of fiscal year 2015, the Company closed on its acquisition of an approximately 1.1-acre parcel of vacant land in Minot, North Dakota, for a purchase price of $1.3 million.
Also during the third quarter of fiscal year 2015, the Company placed in service the 130-unit Red 20 multi-family residential property in Minneapolis, Minnesota, owned by a joint venture entity in which the Company has an approximately 58.6% interest; the 233-unit Commons at Southgate multi-family residential property in Minot, North Dakota, owned by a joint venture entity in which the Company has an approximately 52.9% interest; the 64-unit Cypress Court II multi-family residential property in St. Cloud, Minnesota, owned by a joint venture entity in which the Company has an approximately 86.1% interest; the 165-unit Arcata multi-family residential property in Golden Valley, Minnesota and the 4,998-square foot Minot Wells Fargo Bank retail property in Minot, North Dakota.
During the third quarter of fiscal year 2015, the Company sold an office property in Maple Grove, Minnesota and a retail property in Fargo, North Dakota for sales prices totaling $10.0 million.
Strategic Dispositions
At January 31, 2015, the Company had 10 office properties, one retail property, one healthcare property and one parcel of unimproved land classified as held for sale. In January 2015, the Company announced that it is exploring a calendar year 2015 disposition of substantially all of its commercial office and retail properties, in an update to its current strategic plan, under which the Company has been directing new investments primarily toward multifamily residential and healthcare properties. The Company intends to use the proceeds from dispositions to continue portfolio deleveraging and for developing and acquiring high-quality assets in the Company's multi-family, industrial and healthcare segments.
Mortgages Payable
The Company's mortgages payable include a non-recourse $122.6 million CMBS loan, for which nine of the Company's office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company's current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. During the first quarter of fiscal year 2015, the Company was notified that the loan has been transferred to the special servicer. The Company cannot predict the outcome of discussions with the special servicer regarding the loan. To date the borrower is current on all payments under the loan.
Shareholder Equity, Distributions and Capital Structure
As of January 31, 2015, IRET had a total capitalization of $2.5 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On January 16, 2015, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 175th consecutive distribution. IRET also paid, on December 31, 2014, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of the third quarter of fiscal year 2015, on February 13, 2015, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable April 1, 2015 to common shareholders and unitholders of record on March 16, 2015. Also on March 4, 2015, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable March 31, 2015 to Series A preferred shareholders of record on March 16, 2015, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable March 31, 2015 to Series B preferred shareholders of record on March 16, 2015.

Conference Call Information
The Conference Call for 3nd Quarter Earnings is scheduled for Friday, March 13, 2015 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-877-509-9785
International Toll Free Number: 1-412-902-4132
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investor Info/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to cbradehoft@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 99 multi-family residential properties with 11,765 apartment units; and 62 office properties, 67 healthcare properties (including senior housing), 7 industrial properties and 24 retail properties with a total of approximately 9.8 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2014 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2015	April 30, 2014
ASSETS
Real estate investments
Property owned	$2,093,148	$1,996,031
Less accumulated depreciation	(439,153)	(424,288)
	1,653,995	1,571,743
Development in progress	114,005	104,609
Unimproved land	27,675	22,864
Total real estate investments	1,795,675	1,699,216
Real estate held for sale	44,259	2,951
Cash and cash equivalents	52,148	47,267
Other investments	329	329
Receivable arising from straight-lining of rents, net of allowance of $714 and $796, respectively	27,169	27,096
Accounts receivable, net of allowance of $445 and $248, respectively	5,574	10,206
Real estate deposits	7,494	145
Prepaid and other assets	5,580	4,639
Intangible assets, net of accumulated amortization of $25,423 and $24,071, respectively	28,475	32,639
Tax, insurance, and other escrow	11,277	20,880
Property and equipment, net of accumulated depreciation of $1,364 and $2,041, respectively	1,619	1,681
Goodwill	1,940	1,100
Deferred charges and leasing costs, net of accumulated amortization of $21,020 and $21,068, respectively	19,803	21,072
TOTAL ASSETS	$2,001,342	$1,869,221
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$69,901	$59,105
Revolving line of credit	50,500	22,500
Mortgages payable	1,006,179	997,689
Other	132,210	63,178
TOTAL LIABILITIES	1,258,790	1,142,472
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,340	6,203
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2015 and April 30, 2014, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at January 31, 2015 and April 30, 2014, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 122,134,143 shares issued and outstanding at January 31, 2015, and 109,019,341 shares issued and outstanding at April 30, 2014)	935,287	843,268
Accumulated distributions in excess of net income	(430,282)	(389,758)
Total Investors Real Estate Trust shareholders' equity	643,679	592,184
Noncontrolling interests – Operating Partnership (14,397,983 units at January 31, 2015 and 21,093,445 units at April 30, 2014)	61,177	105,724
Noncontrolling interests – consolidated real estate entities	31,356	22,638
Total equity	736,212	720,546
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$2,001,342	$1,869,221
v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and nine months ended January 31, 2015 and 2014

	(in thousands, except per share data)
	Three Months Ended January 31		Nine Months Ended January 31
	2015	2014	2015	2014
REVENUE
Real estate rentals	$60,440	$56,156	$176,401	$164,256
Tenant reimbursement	11,513	11,473	33,431	34,243
TRS senior housing revenue	963	804	2,599	804
TOTAL REVENUE	72,916	68,433	212,431	199,303
EXPENSES
Depreciation/amortization related to real estate investments	16,834	16,733	49,846	51,156
Utilities	5,367	5,042	15,141	15,173
Maintenance	7,799	7,828	23,391	22,719
Real estate taxes	8,816	7,679	25,583	24,415
Insurance	1,479	1,190	4,560	3,904
Property management expenses	4,746	4,064	13,731	12,383
Other property expenses	227	124	783	304
TRS senior housing expenses	825	671	2,243	671
General and administrative	3,242	2,935	10,986	9,572
Amortization related to non-real estate investments	916	756	2,628	2,500
Impairment of real estate investments	540	4,798	6,105	4,798
TOTAL EXPENSES	50,791	51,820	154,997	147,595
Gain on involuntary conversion	0	1,514	0	2,480
Operating income	22,125	18,127	57,434	54,188
Interest expense	(14,595)	(15,130)	(43,858)	(44,525)
Interest income	561	573	1,681	1,346
Other income	109	34	376	123
Income before gain (loss) on sale of real estate and other investments and income from discontinued operations	8,200	3,604	15,633	11,132
Gain (loss) on sale of real estate and other investments	951	0	(811)	0
Income from continuing operations	9,151	3,604	14,822	11,132
Income from discontinued operations	0	465	0	6,450
NET INCOME	9,151	4,069	14,822	17,582
Net income attributable to noncontrolling interests – Operating Partnership	(657)	(130)	(618)	(1,406)
Net income attributable to noncontrolling interests – consolidated real estate entities	(123)	(436)	(870)	(808)
Net income attributable to Investors Real Estate Trust	8,371	3,503	13,334	15,368
Dividends to preferred shareholders	(2,879)	(2,879)	(8,636)	(8,636)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,492	$624	$4,698	$6,732
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.05	$.00	$.04	$.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.00	.00	.05
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.05	$.00	$.04	$.06
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.3900	$.3900

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and nine months ended January 31, 2015 and 2014

Three Months Ended January 31,	(in thousands, except per share amounts)
	2015			2014
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$8,371			$3,503
Less dividends to preferred shareholders	(2,879)			(2,879)
Net income available to common shareholders	5,492	120,855	$0.05	624	106,208	$0.00
Adjustments:
Noncontrolling interest – Operating Partnership	657	14,461		130	21,819
Depreciation and amortization(1)	17,706			17,546
Impairment of real estate investments	540			4,798
Gain on depreciable property sales	(951)			(358)
Funds from operations applicable to common shares and Units	$23,444	135,316	$0.17	$22,740	128,027	$0.17

Nine Months Ended January 31,	(in thousands, except per share amounts)
	2015			2014
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$13,334			$15,368
Less dividends to preferred shareholders	(8,636)			(8,636)
Net income available to common shareholders	4,698	116,303	$0.04	6,732	104,472	$0.06
Adjustments:
Noncontrolling interest – Operating Partnership	618	17,334		1,406	21,830
Depreciation and amortization(4)	52,367			54,591
Impairment of real estate investments	6,105			6,658
Gain on depreciable property sales	811			(6,999)
Funds from operations applicable to common shares and Units	$64,599	133,637	$0.48	$62,388	126,302	$0.49
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $17,750 and $17,489, and depreciation/amortization from Discontinued Operations of $0 and $77, less corporate-related depreciation and amortization on office equipment and other assets of $44 and $20, for the three months ended January 31, 2015 and 2014, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $52,474 and $53,656, and depreciation/amortization from Discontinued Operations of $0 and $1,010, less corporate-related depreciation and amortization on office equipment and other assets of $107 and $75 for the nine months ended January 31, 2015 and 2014, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended January 31, 2015 and 2014

Three Months Ended January 31, 2015	(in thousands)
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$30,256	$19,086	$17,587	$1,741	$3,283	$71,953
Real estate expenses	13,318	9,050	4,315	501	1,250	28,434
Net operating income	$16,938	$10,036	$13,272	$1,240	$2,033	43,519
TRS senior housing revenue						963
TRS senior housing expenses						(825)
Depreciation/amortization						(17,750)
General and administrative						(3,242)
Impairment of real estate investments						(540)
Interest expense						(14,595)
Interest and other income						670
Income before gain on sale of real estate and other investments						8,200
Gain on sale of real estate and other investments						951
Net income						$9,151

Three Months Ended January 31, 2014	(in thousands)
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$25,848	$19,394	$17,242	$1,664	$3,481	$67,629
Real estate expenses	10,998	9,037	4,120	493	1,279	25,927
Gain on involuntary conversion	1,514	0	0	0	0	1,514
Net operating income	$16,364	$10,357	$13,122	$1,171	$2,202	43,216
TRS senior housing revenue						804
TRS senior housing expenses						(671)
Depreciation/amortization						(17,489)
General and administrative						(2,935)
Impairment of real estate investments						(4,798)
Interest expense						(15,130)
Interest and other income						607
Income from continuing operations						3,604
Income from discontinued operations						465
Net income						$4,069

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended January 31, 2015 and 2014 (continued)

Nine Months Ended January 31, 2015	(in thousands)
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$87,576	$56,917	$50,322	$4,904	$10,113	$209,832
Real estate expenses	37,700	27,873	12,905	1,223	3,488	83,189
Net operating income	$49,876	$29,044	$37,417	$3,681	$6,625	126,643
TRS senior housing revenue						2,599
TRS senior housing expenses						(2,243)
Depreciation/amortization						(52,474)
General and administrative						(10,986)
Impairment of real estate investments						(6,105)
Interest expense						(43,858)
Interest and other income						2,057
Income before loss on sale of real estate and other investments						15,633
Loss on sale of real estate and other investments						(811)
Net income						$14,822

Nine Months Ended January 31, 2014	(in thousands)
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$75,659	$58,075	$49,340	$5,273	$10,152	$198,499
Real estate expenses	33,006	28,315	12,534	1,447	3,596	78,898
Gain on involuntary conversion	2,480	0	0	0	0	2,480
Net operating income	$45,133	$29,760	$36,806	$3,826	$6,556	122,081
TRS senior housing revenue						804
TRS senior housing expenses						(671)
Depreciation/amortization						(53,656)
General and administrative						(9,572)
Impairment of real estate investments						(4,798)
Interest expense						(44,525)
Interest and other income						1,469
Income from continuing operations						11,132
Income from discontinued operations						6,450
Net income						$17,582